As filed with the Securities and Exchange Commission on May 9, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERCOM LTD.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Rothschild Street
Tel Aviv 6688106
Israel
+972-9-8890850
(Address and telephone number of registrant’s principal executive offices)

SuperCom, Inc.
 160 Franklin Street, Suite 310
Oakland, CA 94607
 (510) 505-2600 (phone)
(510) 505-2601 (fax)
(Name, address, and telephone number of agent for service)

Copies to:
Sasha Ablovatskiy, Esq.
Jonathan Shechter, Esq.
 Foley Shechter Ablovatskiy LLP
641 Lexington Ave., 14th Floor
New York, New York 10022
Telephone: (212) 335-0466

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 9, 2025

PROSPECTUS

SUPERCOM LTD.

Up to 698,324 Ordinary Shares

This prospectus relates to the resale from time to time of up to 698,324 ordinary shares (the “Shares”), par value NIS 50 per share (the “ordinary shares”), of SuperCom Ltd., a company organized under the laws of the State of Israel (the “Company,” “we,” “our” or “us”), issuable upon the exercise of our outstanding warrants exercisable at a price of $13.50 per share (subject to adjustment as provided therein) (the “Private Warrants”) held by the selling shareholder named herein (the “Selling Shareholder”). The Private Warrants were issued to the Selling Shareholder in a private placement pursuant to a letter agreement entered into by the Company with the Selling Shareholder on February 19, 2025. This prospectus describes the general manner in which the Shares may be offered and sold by the Selling Shareholder. If necessary, the specific manner in which the Shares may be offered and sold will be described in a prospectus supplement to this prospectus.

No ordinary shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Shares by the selling shareholder. However, we will receive cash proceeds equal to the total exercise price of the Private Warrants that are exercised. See “Use of Proceeds”. The Selling Shareholder may sell all or a portion of the Shares from time to time in market transactions through any market on which our ordinary shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SPCB.” The last reported sale price of our Ordinary Shares on May 2, 2025 was $5.71 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information,” carefully before you invest in any of our securities.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, WHICH WAS FILED ON APRIL 28, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2025

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor the selling shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, unless otherwise indicated, all references to the “Company,” “SuperCom,” “we,” “our” and “us” and similar designations refer to SuperCom Ltd. and its subsidiaries, unless otherwise indicated or the context implies otherwise. References to “U.S. dollars” and “$” are to currency of the United States of America, and references to “shekel”, “Israeli shekel” and “NIS” are to New Israeli Shekels. References to “Ordinary Shares” are to our ordinary shares, par value NIS 50 per share. We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

i

OUR COMPANY

Founded in 1988, we are a global provider of traditional and digital identity solutions, advanced Internet of Things (IoT) and connectivity solutions, and cyber security products and solutions, to governments and private and public organizations throughout the world.

We are comprised of three main Strategic Business Units (SBU): e-Gov, IoT and Connectivity, and Cyber Security:

e-Gov

Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-identification, or Multi-ID, documents and robust digital identity solutions to their citizens, visitors and Lands.

We have focused on expanding our activities in the traditional identification, or ID, and electronic identification, or e-Gov, market, including the design, development and marketing of identification technologies and solutions to governments in Europe, Asia, America and Africa using our e-Government platforms. Our activities include: (i) utilizing paper secured by different levels of security patterns (UV, holograms, etc.); and (ii) electronic identification secured by biometric data, principally in connection with the issuance of national Multi-ID documents (IDs, passports, driver’s licenses, vehicle permits, and visas, Secure Land Certificated) border control applications and Land Information System (LIS).

IoT and Connectivity

Our IoT products and solutions reliably identify, track and monitor people or objects in real time, enabling our customers to detect unauthorized movement of people, vehicles and other monitored objects. We provide all-in-one field proven IoT suite, accompanied with services specifically tailored to meet the requirements of an IoT solutions.  Our proprietary IoT suite of hybrid hardware, connectivity and software components are the foundation of these solutions and services. Our IoT division has primarily focused on growing the following markets: (i) public safety; (ii) healthcare and homecare; (iii) Smart Cities (iv) Smart Campus and (iv) transportation.

During 2006, we identified the growing electronic tracking and monitoring vertical markets for public safety, real time healthcare and homecare, and transportation management. We have developed the PureRF Hybrid suite of wrist devices, connectivity, and controlling software, from 2012 we have developed the next generation IoT suite of devices, connectivity and Monitoring software; the PureSecurity Hybrid Suite of wrist band, tags, beacons, PureCom, Pure Monitors, PureTrack and other components.

On January 1, 2016 we acquired Leaders in Community Alternatives, Inc. (“LCA”). LCA is a California based, private criminal justice organization, providing community-based services and electronic monitoring programs to government agencies in the U.S. for more than 25 years. LCA offers a broad range of competitive solutions for governmental institutions across the U.S. in addressing realignment strategies and plans.

Connectivity

In 2016, as part of our strategy to enhance and broaden our IoT connectivity products and solutions offerings for public safety, enterprises, hospitality and smart cities markets, on May 18, 2016, we acquired Alvarion Technologies Ltd., or Alvarion. Alvarion designs solutions for carrier wi-fi, enterprise connectivity, smart city, smart hospitality, connected campuses and connected events that are both complete and heterogeneous to ensure ease-of-use and optimize operational efficiency. Carriers, local governments and hospitality sectors worldwide deploy Alvarion’s intelligent wi-fi networks to enhance productivity and performance, as well as its legacy backhaul services and products.

Cyber Security

During 2015, we identified the cyber security market as a very fast-growing market where we believe that SuperCom has major advantages due to synergic technologies and shared customer base to our e-Gov, IoT and connectivity SBUs. In 2015, we acquired Prevision Ltd., or Prevision, a company with a strong presence in the market and a broad range of competitive and well-known cyber security services. During the first quarter of 2016, we acquired Safend Ltd, or Safend, an international provider of cutting-edge endpoint data protection guarding against corporate data loss and theft through content discovery and inspection, encryption methodologies, and comprehensive device and port control. Safend maps sensitive information and controls data flow through email, web, external devices and additional channels.

Both acquisitions significantly expanded the breadth of our cyber security capabilities globally, while providing us with outstanding market and technological experts and over 3,000 customers in the United States, Europe, and Asia, and more than three million software license seats deployed by multinational enterprises, government agencies and small to mid-size companies around the globe, together with leading data and cyber security platforms and technologies.

Statements made in this Registration Statement on Form F-3 (this “Registration Statement”) concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all their terms. If we filed any of these documents as an exhibit to this Registration Statement or to any previous filing with SEC, you may read the document itself for a complete recitation of its terms.

In this Registration Statement, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States (“U.S. GAAP”). The representative rate exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on December 31, 2024, was NIS 3.647 per $1.00.

Corporate Information

We were organized under the laws of the State of Israel on July 4, 1988. We were incorporated in the State of Israel pursuant to the provisions of the then-current Israeli Companies Ordinance. The legislative framework within which we now operate is the Israeli Companies Law, which became effective on February 1, 2000, and the Israeli Companies Ordinance (New Version) 1983, as amended (the “Companies Ordinance”). Our principal executive offices are located at 3 Rothschild Street, Tel Aviv, Israel and our telephone number is +972-9-8890850. Our website address is http://www.supercom.com, where we regularly post copies of our press releases as well as additional information about us.

From time to time, we may also use our website for disclosure of material information about our business and operations. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon. Our agent in the United States is SuperCom, Inc., 160 Franklin Street, Suite 310, Oakland, CA 94607.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholder identified in this prospectus of up to 698,324 ordinary shares of SuperCom (the “Shares”) issuable upon the exercise of our outstanding warrants exercisable at a price of $13.50 per share (subject to adjustment as provided therein) (the “Private Warrants”) held by the selling shareholder named herein (the “Selling Shareholder”). The Private Warrants were issued to the Selling Shareholder in a private placement pursuant to a letter agreement entered into by the Company with the Selling Shareholder on February 19, 2025. All of the Shares, when sold, will be sold by the Selling Shareholder. The Selling Shareholder may sell its Shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Shares by the Selling Shareholder.

Ordinary shares currently outstanding	4,448,300 ordinary shares.

Ordinary shares offered by the Selling Shareholder	Up to 698,324 ordinary shares issuable upon the exercise of the Private Warrants.

Common stock to be outstanding after this offering	5,146,624 ordinary shares (assuming full exercise of the Private Warrants).

Use of proceeds:
We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder. All net proceeds from the sale of the Shares will go to the Selling Shareholder. However, to the extent that the Private Warrants are exercised for cash, we will receive proceeds up to an aggregate of approximately $9.4 million. We intend to use any cash proceeds received from exercise of the Private Warrants for working capital, research and development, potential acquisitions and other general corporate purposes. See “Use of Proceeds.”

Risk factors:
You should read the “Risk Factors” section starting on page 4 of this prospectus and “Item 3. Key Information – D. Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2025 (the “2024 Form 20-F”), incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol:	“SPCB”

The number of ordinary shares to be outstanding immediately after this offering as shown above assumes full exercise of the Private Warrants and that all of the Shares offered hereby are sold and is based on 4,448,300 ordinary shares outstanding as of April 28, 2025. This number excludes:

•
289,838 ordinary shares issuable upon the exercise of options outstanding under The SuperCom Ltd. 2003 Israeli Share Option Plan (the “2003 Plan”), at a weighted average exercise price of $12.03 per share, of which 30,579 were vested as of April 28, 2025; and

•
245,126 ordinary shares issuable upon the exercise of our warrants to purchase ordinary shares (excluding the Private Warrants), at a weighted average exercise price of $13.1 per ordinary share, outstanding as of April 28, 2025.

RISK FACTORS

 An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption "Item 3D “Key Information - Risk Factors” in our 2024 Form 20-F, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “could,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	if we are unable to manage our revenue growth, our business, financial results and stock price could suffer;
•	our dependence on orders from large customers for a substantial portion of our revenues;
•	the impact of other companies and technologies that compete with us within our industry;
•	any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations;
•	our ability to generate sufficient cash from operations and potential need to obtain additional financing or reduce our level of expenditure;
•	changing technology, requirements, standards and products in the market of our products;
•	our ability to enter into contracts with governments, as well as state and local governmental agencies and municipalities;
•	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays;
•	if our technology and solutions cease to be adopted and used by government and public and private organizations;
•	our ability to develop and sustain our position as a provider of e-Gov, IoT and Connectivity, and Cyber Security, solutions and services and earn high margins from our technology;
•	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment;
•	our efforts to expand our international operations and maintain or increase our future international sales;
•	our exposure to risks in operating in foreign markets;
•	fluctuation in our financial and operating results;
•	our reliance on third party technologies and components for the development of some of our products;
•	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;
•	significant differences between forecasted demands and actual orders received;
•	breaches of network or information technology security, natural disasters or terrorist attacks;
•	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;
•	assertion by third parties that we are infringing their intellectual property rights, and IP litigation;
•	our reliance on the services of certain of our executive officers and key personnel;
•	our ability to attract, hire and retain qualified technical personnel;
•	our products being subject to government regulation of radio frequency technology;
•	war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;
•	the impact of the political and security situation in Israel and in the U.S. on our business;
•	impact of inflation and currency fluctuations;
•	impact of the obligation of our management or key personnel to perform military service in Israel;
•	our ability to enforce covenants not-to-compete under current Israeli law; and
•	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not assume an obligation to or intend to update or revise any forward-looking statements. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to give undue weight to such projections, assumptions and estimates.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Shareholder. All net proceeds from the sale of the Shares covered by this prospectus will go to the Selling Shareholder. However, to the extent that the Private Warrants (as defined herein under “Selling Shareholder”) are exercised for cash, we will receive proceeds up to an aggregate of approximately $9.4 million. We intend to use any cash proceeds received from exercise of the Private Warrants for working capital, research and development, potential acquisitions and other general corporate purposes.

SELLING SHAREHOLDER

Material Transactions with the Selling Shareholder

February 2022 Registered Direct Public Offering

On February 25, 2022, we entered into a Securities Purchase Agreement (the “February 2022 Purchase Agreement”) with Armistice Capital Master Fund Ltd. (“Armistice”), pursuant to which we issued to Armistice, in a registered direct public offering, an aggregate of 15,650 of our ordinary shares (the “2022 Shares”) and 22,008 pre-funded warrants to purchase ordinary shares (the “2022 Registered Pre-Funded Warrants”) with an exercise price of $0.002 per share, which such 2022 Registered Pre-Funded Warrants were to be issued in lieu of the 2022 Shares to ensure that Armistice does not exceed certain beneficial ownership limitations (collectively, the “2022 Registered Offering”). The negotiated combined purchase price for one 2022 Share and one 2022 Private Warrant (as defined below) to purchase 0.075 ordinary shares was $123.48 and the combined purchase price for 0.1 2022 Registered Pre-Funded Warrant and 0.1 2022 Original Private Warrant was $123.48. The 2022 Registered Pre-Funded Warrants have an exercise price of $0.002 per share. The 2022 Registered Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until the 2022 Registered Pre-Funded Warrants are exercised in full. The 2022 Shares and 2022 Registered Pre-Funded Warrants (and the ordinary shares issuable upon the exercise of the 2022 Registered Pre-Funded Warrants) were offered by us pursuant to our currently effective shelf Registration Statement on Form F-3 (File No. 333-261442), which was declared effective by the SEC on December 27, 2021 (the “Form F-3”), and related prospectus supplement for the 2022 Registered Offering, which was filed with the SEC on February 28, 2022. The 2022 Registered Offering was completed on March 1, 2022 (the “2022 Closing Date”), and Armistice subsequently exercised the 2022 Registered Pre-Funded Warrants in full.

In a concurrent private placement, we also issued to Armistice warrants to purchase an aggregate of 28,244 of our ordinary shares with an exercise price of $140.0 per share (the “2022 Private Warrants” and together with the 2022 Registered Pre-Funded Warrants, the “2022 Warrants). The 2022 Private Warrants were originally exercisable beginning on the six-month anniversary of the 2022 Closing Date and were to expire five years and six months following the Closing Date. If after the six month anniversary of the issuance date there was no effective registration statement registering the resale of the ordinary shares issuable upon exercise of the 2022 Private Warrants then the 2022 Private Warrants would have been also exercisable on a cashless basis. The exercise price of the 2022 Private Warrant and the ordinary shares issuable upon the exercise of the 2022 Private Warrants (the “2022 Warrant Shares”) were subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, or reorganization, as described in the 2022 Private Warrants. The 2022 Private Warrants and the ordinary shares issuable upon exercise of such warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Pursuant to the Registration Rights Agreement, dated as of February 25, 2022, between our Company and Armistice, we agreed to file a registration statement (the “2022 Registration Statement”) to register the resale of the 2022 Warrant Shares within 90 days of the date of the 2022 Purchase Agreement and to obtain effectiveness of the 2022 Registration Statement within 150 days following the date of the 2022 Purchase Agreement (or 180 days in the event of a full review by the SEC). The 2022 Private Warrants and the 2022 Warrant Shares were registered pursuant to our Registration Statement on Form F-1 (File No. 333-265293), which we filed with the SEC on May 27, 2022 under the Securities Act, and which the SEC declared effective on June 8, 2022.

Pursuant to the terms of the 2022 Purchase Agreement, we agreed to certain restrictions on future stock offerings, including that, until 60 days following the Closing Date, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the Purchase Agreement), subject to certain exceptions, and would not file any registration statements, subject to certain exceptions.

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “best efforts” basis in connection with the 2022 Registered Offering. The Placement Agent was paid a cash fee of 6% of the gross proceeds that we received in the 2022 Registered Offering and was reimbursed certain of its out-of-pocket expenses.

July 2022 Warrants Modification

On July 27, 2022, we entered into a letter agreement (the “2022 Agreement”) with Armistice, which provided that, commencing immediately following the full execution of the 2022 Agreement and the delivery to Armistice of a prospectus supplement relating to the impact of the Agreement on the 2022 Private Warrants and ending at 9:00 a.m. Eastern Time on July 27, 2022 (the “2022 Modified Exercise Price Term”), the exercise price per share for the 2022 Private Warrants was lowered to $61.6 but only with respect to a cash exercise under Section 1(a) of the 2022 Private Warrants, and that the 2022 Private Warrants then became immediately exercisable during the 2022 Modified Exercise Price Term. In addition, we and Armistice agreed that if and only if Armistice exercised for cash all of the 2022 Private Warrants, as amended pursuant to the Agreement, during the 2022 Modified Exercise Price Term, generating gross proceeds of approximately $1.74 million to us, we would issue to Armistice new private warrants (the “2022 New Private Warrants”) to purchase up to 100% of the number of our ordinary shares issued to Armistice pursuant to the cash exercise of the 2022 New Private Warrants during the 2022 Modified Exercise Price Term. As a result of Armistice’s cash exercise of the 2022 Private Warrants in full, on or about July 27, 2022, we issued to Armistice the 2022 New Private Warrants to purchase up to 7,589 of our ordinary shares. The 2022 New Private Warrants were exercisable with an exercise price per ordinary share of $640 commencing 60 days after the issuance date and will terminate on July 27, 2029. In connection with the closing of the 2022 Registered Offering, we amended the remaining 2022 New Private Warrants to purchase up to an aggregate of 2,825 ordinary shares to have an exercise price of $332 per share.

The 2022 New Private Warrants and the ordinary shares issuable upon exercise of the 2022 New Private Warrants were not registered under the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or and Rule 506(b) promulgated thereunder.

Pursuant to the terms of the 2022 Agreement, we agreed (i) to file a registration statement (the “2022 Second Registration Statement”) to register the resale of our ordinary shares underlying the 2022 New Private Warrants within 60 days of the date of the 2022 Agreement and to obtain effectiveness of the 2022 Second Registration Statement within 120 days following the date of the Agreement, and (ii) that until 45 days following the date of the Agreement, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the Agreement), subject to certain exceptions, and would not file any registration statements, subject to certain exceptions. Accordingly, the ordinary shares underlying the 2022 New Warrant Shares were registered pursuant to our Registration Statement on Form F-1 (File No. 333-267123), filed with the SEC on August 26, 2022 under the Securities Act, and which was declared effective by the SEC on September 22, 2022.

The Placement Agent acted as the exclusive warrant inducement agent and financial advisor to us in connection with the warrants modification transaction described above. We paid the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received by us.

March 2023 Registered Direct Public Offering

On March 30, 2023, we entered into a Securities Purchase Agreement (the “March 2023 Purchase Agreement”) with Armistice, pursuant to which we issued to Armistice, in a registered direct public offering, an aggregate of 24,250 of our ordinary shares (the “March 2023 Shares”) and 51,631 pre-funded warrants to purchase our ordinary shares (the “March 2023 Registered Pre-Funded Warrants”) with an exercise price of $0.0002 per share, which such March 2023 Registered Pre-Funded Warrants were to be issued in lieu of the March 2023 Shares to ensure that Armistice does not exceed certain beneficial ownership limitations (collectively, the “March 2023 Offering”). The negotiated combined purchase price for one March 2023 Share and one March 2023 Private Warrant (as defined below) to purchase one ordinary share was $32 and the combined purchase price for one March 2023 Registered Pre-Funded Warrant and one March 2023 Private Warrant was $31.9998. The March Registered Pre-Funded Warrants have an exercise price of $0.0002 per share. The March Registered Pre-Funded Warrants were immediately exercisable and may be exercised at any time after their original issuance until the March Registered Pre-Funded Warrants are exercised in full. The March 2023 Shares and March 2023 Registered Pre-Funded Warrants (and the ordinary shares issuable upon the exercise of the March 2023 Registered Pre-Funded Warrants) were offered by us pursuant to our Registration Statement on Form F-3 and related prospectus supplement for the March 2023 Offering, which was filed with the SEC on March 30, 2023. The March 2023 Offering was completed on March 31, 2023 (the “Closing Date”), and Armistice subsequently exercised the March 2023 Registered Pre-Funded Warrants in full.

In a concurrent private placement, we also issued to Armistice warrants to purchase an aggregate of 75,881 of our ordinary shares with an exercise price of $33.2 per share (the “March 2023 Private Warrants” and together with the March 2023 Registered Pre-Funded Warrants, the “March 2023 Warrants”). The March 2023 Private Warrants are immediately exercisable and expire five years following the Closing Date. If after the six month anniversary of the issuance date there is no effective registration statement registering the resale of the ordinary shares issuable upon exercise of the March 2023 Private Warrants then the March 2023 Private Warrants would also be exercisable on a cashless basis. The exercise price of the March 2023 Private Warrants and the ordinary shares issuable upon the exercise of the March 2023 Private Warrants (the “March 2023 Warrant Shares”) are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, or reorganization, as described in the March 2023 Private Warrants. The March 2023 Private Warrants and the ordinary shares issuable upon exercise of such warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Pursuant to the Registration Rights Agreement, dated as of March 31, 2023, that we entered into with Armistice, we agreed to file a registration statement (the “2023 Registration Statement”) to register the resale of the March 2023 Warrant Shares within 45 days of the date of the March 2023 Purchase Agreement and to obtain effectiveness of the 2023 Registration Statement within 75 days following the date of the March 2023 Purchase Agreement (or 120 days in the event of a full review by the SEC). Accordingly, we filed the 2023 Registration Statement on Form F-1 (File No. 333-271939) to register the March 2023 Warrant Shares, which was declared effective by the SEC on May 26, 2023.

Pursuant to the terms of the March 2023 Purchase Agreement, we agreed to certain restrictions on future stock offerings, including that, until 60 days following the closing date, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the March 2023 Purchase Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions.

The Placement Agent acted as the sole placement agent on a “best efforts” basis, in connection with the March 2023 Offering. The Placement Agent was paid a cash fee of 6% of the gross proceeds that we received in the March 2023 Offering and was reimbursed certain of its out-of-pocket expenses.

August 2023 Registered Direct Public Offering

On August 3, 2023, we consummated a public offering (the “August 2023 Offering”) of an aggregate of 161,765 units (the “August 2023 Units”) at a public offering price of $17 per August 2023 Unit, resulting in aggregate gross proceeds to us of approximately $2.75 million. Each August 2023 Unit consisted of (i) one ordinary share or one pre-funded warrant to purchase one ordinary share (the “August 2023 Pre-Funded Warrants”) with an exercise price of $0.0002 per share, which such August 2023 Pre-Funded Warrants issued in lieu of ordinary shares to ensure that any purchaser in the August 2023 Offering does not exceed certain beneficial ownership limitations, and (ii) one warrant to purchase one ordinary share (the “August 2023 Warrants”) exercisable from time to time with an exercise price of $17 per share. The August 2023 Warrants were immediately exercisable and will expire five years after the date of issuance. The August 2023 Pre-Funded Warrants were immediately exercisable and will remain exercisable until exercised in full. The ordinary shares or August 2023 Pre-Funded Warrants and accompanying August 2023 Warrants included in each August 2023 Unit were issued separately. The August 2023 Units have no stand-alone rights and were not issued or certificated.

In connection with the August 2023 Offering, on August 2, 2023, we entered into a securities purchase agreement (the “August 2023 Purchase Agreement”) with Armistice. Pursuant to the terms of the August 2023 Purchase Agreement, we agreed to certain restrictions on future stock offerings, including that, until 60 days following the closing date, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the August 2023 Purchase Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions.

Also in connection with the August 2023 Offering, on August 2, 2023, we entered into a placement agent agreement with the Placement Agent, pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the August 2023 Offering. We paid the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds raised in the August 2023 Offering. We reimbursed the Placement Agent for its expenses in connection with the August 2023 Offering.

We filed a Registration Statement on Form F-1 (the “August 2023 Registration Statement”) relating to the August 2023 Offering (File No. 333-273291) with the SEC on July 17, 2023, and it was declared effective by the SEC on August 2, 2023. The August 2023 Offering was made by means of a prospectus forming a part of the effective August 2023 Registration Statement.

In connection with the August 2023 Offering, we also entered into a warrant amendment agreement (the “August 2023 Warrant Amendment”) with Armistice. Under the August 2023 Warrant Amendment, we agreed to amend the then outstanding 2022 Private Warrants and March 2023 Private Warrants to purchase an aggregate of 104,125 of our ordinary shares, to reduce the exercise price of the such warrants to $17 per share, and to extend the termination date of such warrants to August 3, 2028.

November 2023 Letter Agreement

On November 14, 2023, we entered into a letter agreement (the “November 2023 Warrant Agreement”) with Armistice, pursuant to which commencing immediately following the full execution of the November 2023 Warrant Agreement and the delivery to Armistice of a prospectus supplement relating to the impact of the November 2023 Warrant Agreement on the March 2023 Private Warrants and the August 2023 Warrants (collectively, the “2023 Original Warrants”) and ending at 9:00 a.m. Eastern Time on November 15, 2023 (the “Modified Exercise Price Term”), the exercise price per share for the 2023 Original Warrants would equal to $8.4 but only with respect to a cash exercise under Section 2(a) of each 2023 Original Warrant. In addition, we and Armistice agreed that if and only if Armistice exercises for cash all of the 2023 Original Warrants as amended pursuant to the November 2023 Warrant Agreement during the Modified Exercise Price Term, generating gross proceeds of approximately $2.0 million to us, we will issue to Armistice new warrants (the “November 2023 Private Warrants”) to purchase up to 200% of the number of our ordinary shares issued to Armistice pursuant to the exercise of the 2023 Original Warrants during the Modified Exercise Price Term. As a result of the full exercise of the 2023 Original Warrants on the modified terms summarized above, on November 15, 2023, we issued the November 2023 Private Warrants to the Selling Shareholder to purchase 475,291 of our ordinary shares. The November 2023 Private Warrants are exercisable commencing 60 days after November 15, 2023 and will terminate on the date that is five years and six months following the issuance date. The November 2023 Private Warrants have an exercise price per ordinary share of $10. The November 2023 Private Warrants and the ordinary shares issuable upon exercise of the November 2023 Private Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or and Rule 506(b) promulgated thereunder.

Pursuant to the terms of the November 2023 Warrant Agreement, we agreed (i) to file a registration statement to register the resale of the ordinary shares underlying the November 2023 Private Warrants within 60 days of the date of the November 2023 Warrant Agreement and to obtain effectiveness of the registration statement within 120 days following the date of the November 2023 Warrant Agreement, and (ii) that until 60 days following the date of the November 2023 Warrant Agreement, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the November 2023 Warrant Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions. The November 2023 Warrant Agreement contains customary representations, warranties and agreements of our Company and Armistice and customary indemnification rights and obligations of the parties thereto. We filed a Registration Statement on Form F-1 (the “May 2024 Registration Statement”) relating to the registration of the 475,291 of our ordinary shares underlying the November 2023 Private Warrants (File No. 333-273291) with the SEC on May 6, 2024, and it was declared effective by the SEC on May 17, 2024. The May 2024 Registration Statement was amended by a Post-Effective Amendment No. 1 to Form F-1 on September 11, 2024 and it was declared effective by the SEC on September 13, 2024 (collectively with the May 2024 Registration Statemen, the “2024 Registration Statement”).

The Placement Agent acted as the exclusive warrant inducement agent and financial advisor to us connection with the November 2023 Warrant Agreement transaction. We paid the Placement Agent an aggregate cash fee equal to 6% of the gross proceeds received by us in the November 2023 Warrant Agreement transaction.

April 2024 Warrant Issuance Agreement

On April 16, 2024, we entered into a Warrant Issuance Agreement (the “2024 Warrant Issuance Agreement”) with Armistice pursuant to which we issued a private warrant (the “April 2024 Warrant”) to Armistice to purchase up to 50,000 of our ordinary shares in consideration of Armistice’s accommodation to our Company not yet having filed our resale Registration Statement on Form F-1 to register for resale under the Securities Act, the ordinary shares underlying the November 2023 Private Warrants. The April 2024 Warrant is exercisable 60 days after issuance, at an exercise price of $8.008 per ordinary share and will expire five years from the issue date. The exercise price of the April 2024 Warrant is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the April 2024 Warrant. The April 2024 Warrant was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. We filed the 2024 Registration Statement to register the 50,000 of our ordinary shares underlying the April 2024 Warrant.

April 2024 Registered Direct Public Offering

On April 18, 2024, we entered into a Securities Purchase Agreement (the “April 2024 Purchase Agreement”) with Armistice, pursuant to which we issued to Armistice, in a registered direct offering, an aggregate of 143,695 of our ordinary shares (the “April 2024 Shares”) and 262,114 pre-funded warrants to purchase our ordinary shares (the “April 2024 Pre-Funded Warrants”) with an exercise price of $0.0002 per share, with such April 2024 Pre-Funded Warrants to be issued in lieu of our ordinary shares to ensure that Armistice does not exceed certain beneficial ownership limitations (collectively, the “April 2024 Offering”). The April 2024 Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until the April 2024 Pre-Funded Warrants are exercised in full. The April 2024 Shares and the April 2024 Pre-Funded Warrants (and the ordinary shares issuable upon the exercise of the April 2024 Pre-Funded Warrants) were offered by us pursuant to a prospectus supplement to our shelf Registration Statement on Form F-3 (File No. 333-261442), which was declared effective by the SEC on December 27, 2021, and related prospectus supplement for the April 2024 Offering, which was filed with the SEC on April 19, 2024. The April 2024 Offering was completed on April 19, 2024.

In a concurrent private placement, we also sold to Armistice warrants to purchase an aggregate of 405,808 of our ordinary shares at an exercise price of $7.6 per share (the “April 2024 RD Private Warrants” and together with the April 2024 Pre-Funded Warrants, the “April 2024 RD Warrants). The April 2024 RD Private Warrants are immediately exercisable and will expire on the five-year anniversary of the date of issuance. If at the time of exercise of the April 2024 RD Warrants there is no effective registration statement registering the resale of our ordinary shares issuable upon exercise of the April 2024 RD Private Warrants then the April 2024 RD Private Warrants shall be also exercisable on a cashless basis. The exercise price of the April 2024 RD Private Warrants and our ordinary shares issuable upon the exercise of the April 2024 RD Private Warrants (the “April 2024 RD Warrant Shares”) will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, or reorganization, as described in the April 2024 RD Private Warrants. The April 2024 RD Private Warrants and our ordinary shares issuable upon exercise of such warrants have not been registered under the Securities Act, and were offered and issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

The negotiated combined purchase price for one ordinary share and one April 2024 RD Private Warrant was $7.2 and the negotiated combined purchase price for one April 2024 Pre-Funded Warrant and one April 2024 RD Private Warrant was $7.1998. The April 2024 Pre-Funded Warrants have an exercise price of $0.0002 per share.

Pursuant to the Registration Rights Agreement, dated as of April 18, 2024, that we entered into with Armistice, we agreed to file a registration statement (the “2024 Registration Statement”) to register the resale of the April 2024 RD Warrant Shares within 45 days of the date of the April 2024 Purchase Agreement and to obtain effectiveness of the 2024 Registration Statement within 75 days following the date of the April 2024 Purchase Agreement (or 120 days in the event of a full review by the SEC). The April 2024 RD Warrant Shares were registered pursuant to our Registration Statement on Form F-1 (File No. 333-279147), which we filed with the SEC on May 6, 2024 under the Securities Act, and which the SEC declared effective on May 5, 2024, as amended by Post-Effective Amendment No. 1 to Form F-1. which we filed with the SEC on September 11, 2024 under the Securities Act, and which the SEC declared effective on September 13, 2024.

January 2025 Registered Direct Public Offering

On January 30, 2025, we entered into a Securities Purchase Agreement (the “January 2025 Purchase Agreement”) with Armistice, pursuant to which we issued to Armistice, in a registered direct offering (the “January 2025 Offering”), an aggregate of 545,454 of our ordinary shares (the “January 2025 Shares”). The negotiated purchase price for one January 2025 Share was $11.00. The January 2025 Shares were offered by us pursuant to a prospectus supplement to our currently effective shelf Registration Statement on Form F-3 (File No. 333-284219), which was declared effective by the SEC on January 21, 2025. On January 31, 2025, we filed the prospectus supplement for the January 2025 Offering, and we closed the January 2025 Offering on that same date.

The Placement Agent acted as the sole placement agent on a “best efforts” basis in connection with the January 2025 Offering. The Placement Agent was paid a cash fee of 6% of the gross proceeds that we received in the January 2025 Offering and was reimbursed certain of its out-of-pocket expenses.

February 2025 Letter Agreement

On February 19, 2025, we entered into a letter agreement (the “February 2025 Agreement”) with Armistice, pursuant to which the parties agreed that if and only if Armistice exercises for cash all of the remaining outstanding warrants originally issued to Armistice on November 15, 2023, April 17, 2024 and April 18, 2024 (collectively, the “Original Warrants”) to purchase up to an aggregate of 931,099 ordinary shares during the period beginning at the time the February 2025 Agreement was executed by the parties and the delivery to Armistice of a prospectus supplement relating to the impact of the February 2025 Agreement and ending at 9:00 a.m. Eastern Time on February 19, 2025 (the “Modified Exercise Price Term”), generating gross proceeds of approximately $8.2 million to our Company, we would issue to Armistice a new warrant (the “February 2025 Private Warrants”) to purchase up to 75% of the number of ordinary shares issued to Armistice pursuant to the exercise of the Original Warrants during the Modified Exercise Price Term. As a result, on March 10, 2025, we issued to Armistice the February 2025 Private Warrants to purchase 698,324 ordinary shares. The February 2025 Private Warrants are exercisable at an exercise price of $13.50 per share commencing 60 days after the issuance date and will expire on May 1, 2029, which is in line with the remaining duration of the Original Warrants which were scheduled to expire between April 17, 2029 and May 15, 2029.

The ordinary shares underlying the Original Warrants were registered for resale pursuant to pir Post-Effective Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-279147), filed with the SEC under the Securities Act, which became effective on September 13, 2024, and the related prospectus dated September 13, 2024. The February 2025 Private Warrants and the ordinary shares issuable upon exercise of the February 2025 Private Warrants were not registered under the Securities Act and were offered and issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or and Rule 506(b) promulgated thereunder.

Pursuant to the terms of the February 2025 Agreement, we agreed (i) to file a registration statement  to register the resale of the ordinary shares underlying the February 2025 Private Warrants within 90 days of the date of the February 2025 Agreement and to obtain effectiveness of the registration statement within 120 days following the date of the February 2025 Agreement.

General

We filed this registration statement of which this prospectus forms a part to register 698,324 of our ordinary shares underlying the February 2025 Private Warrants in order to permit Armistice as a Selling Shareholder to offer such shares for resale when and as it deems appropriate in the manner described in the “Plan of Distribution.” Except for the ownership of the February 2025 Private Warrants and the transactions described above, Armistice has not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the February 2025 Private Warrants by the Selling Shareholder. The second and third columns list the number of our ordinary shares and the February 2025 Private Warrants, beneficially owned by the Selling Shareholder, based on the Selling Shareholder’s ownership of our ordinary shares and our various warrants held by the Selling Shareholder, as of April 28, 2025, assuming exercise of all of the February 2025 Private Warrants held by the Selling Shareholder on that date, without regard to any limitations on exercises.

The fourth column lists our ordinary shares being offered by this prospectus by the Selling Shareholder.

In accordance with the terms of the February 2025 Agreement with the Selling Shareholder, this prospectus generally covers the resale of the maximum number of our ordinary shares issuable upon the exercise of the February 2025 Private Warrants held by the Selling Shareholder, determined as if the outstanding February 2025 Private Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the February 2025 Agreement, without regard to any limitations on the exercise of the February 2025 Private Warrants. The fourth and fifth columns assume the sale of all of our ordinary shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the February 2025 Private Warrants, the Selling Shareholder may not exercise its February 2025 Private Warrants to the extent such exercise would cause the Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of our ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of the February 2025 Private Warrants held by the Selling Shareholder which have not been exercised. The number of our ordinary shares in the second, third and fourth columns do not reflect this limitation. The Selling Shareholder may sell all, some or none of our ordinary shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Number of Warrants Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned after Offering	Percentage Ownership After Offering
Armistice Capital Master Fund Ltd.(1)	726,567(2)	726,567(2)	698,324(3)	28,243(4)	*

     *    Represents beneficial ownership of less than 1% (assuming full exercise of the Private Warrants and that all of the shares offered hereby are sold).

(1)
The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, as a Selling Shareholder and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The February 2025 Private Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of our ordinary shares in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)
Represents (i) 698,324 ordinary shares underlying the February 2025 Private Warrants owned by the Selling Shareholder being registered for resale hereby, and (ii) 28,243 ordinary shares underlying other warrants of the Company owned by the Selling Shareholder not being registered for resale hereby. These warrants are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion thereof if, following the exercise, the Master Fund’s beneficial ownership of our ordinary shares would exceed the relevant warrant’s beneficial ownership limitation of 4.99% or 9.99%.

(3)
Represents 698,324 ordinary shares underlying the February 2025 Private Warrants owned by the Selling Shareholder being registered for resale hereby. The February 2025 Private Warrants are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion thereof if, following the exercise, the Master Fund’s beneficial ownership of our ordinary shares would exceed the relevant warrant’s beneficial ownership limitation of 4.99% or 9.99%.

(4)
Represents 28,243 ordinary shares underlying other warrants of the Company owned by the Selling Shareholder not being registered for resale hereby. These warrants are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion thereof if, following the exercise, the Master Fund’s beneficial ownership of our ordinary shares would exceed the relevant warrant’s beneficial ownership limitation of 4.99% or 9.99%.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Selling Shareholder’s securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholder  may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the Selling Shareholder not owning any Privates Warrants or Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the Selling Shareholder will sell any or all of our ordinary shares underlying its February 2025 Private Warrants registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between the Selling Shareholder and any other underwriter, broker-dealer or agent regarding the sale of our ordinary shares underlying the February 2025 Private Warrants held by the Selling Shareholder.

We will pay all expenses incident to the filing of this registration statement. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Selling Shareholder that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

MATERIAL CHANGES FROM FORM 20-F

None.

LEGAL MATTERS

The legality of the issuance of the securities offered by this prospectus and certain other legal matters concerning this offering relating to Israeli law has been passed upon for us by S. Friedman & Co. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Foley Shechter Ablovatskiy LLP.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by Yarel + Partners, Certified Public Accountant (Isr.), an independent registered public accounting firm, as set forth in its report thereon contained therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$610.48
Printer fees and expenses	$1,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Total	$26,610.48

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the vast majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, S. Friedman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, an Israeli court may enforce a United States judgment in a civil matter, which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•
the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the judgment is final and is not subject to any right of appeal;
•
the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts; however, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

•
the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

•
the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court under the applicable international private law rules in Israel, and the judgement does not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;
•	the judgment is enforceable according to the law of the foreign state in which it was granted; and
•	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty for the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.supercom.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2024, filed with the SEC on April 28, 2025;
•	our Report on Form 6-K, filed with the SEC on January 23, 2025;
•	our Report on Form 6-K, filed with the SEC on January 31, 2025;
•	our Report on Form 6-K, filed with the SEC on February 7, 2025;
•	our Report on Form 6-K, filed with the SEC on February 19, 2025;
•
our Registration Statement on Form 8-A, filed with the SEC on September 12, 2013 under the Exchange Act, that contains the description of our ordinary shares and any amendment or report filed with the SEC for the purpose of updating that description;

•	our Post-Effective Amendment No. 1 to our Registration Statement on Form F-1, filed with the SEC on September 11, 2024, that contains the description of certain of our outstanding warrants;
•
any annual or periodic reports, including on Form 20-F, filed with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offerings of the securities under this prospectus, and also between the date of the initial registration statement and prior to effectiveness of the registration statement (except to the extent such reports are furnished but not filed with the SEC); and

•
any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of the securities under this prospectus, and also between the date of the initial registration statement and prior to effectiveness of the registration statement, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to SuperCom Ltd., 3 Rothschild Street, Tel-Aviv, Israel, Attn: Ordan Trabelsi, Chief Executive Officer, telephone number +972 (9) 889-0850. You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

SUPERCOM LTD.

Up to 698,324 Ordinary Shares

PROSPECTUS

_______________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Exculpation, Insurance and Indemnification of Directors and Officers

Exculpation of Office Holders

Under the Israeli Companies Law (“Companies Law”), an Israeli company may not exculpate an office holder from liability for breach of his duty of loyalty, but may exculpate in advance an office holder from liability to the company, in whole or in part, for a breach of his duty of care, provided the articles of association of the company allow it to do so. Our Articles of Association allow us to exculpate our office holders from liability towards us for breach of duty of care to the maximum extent permitted by law.

Office Holder Insurance

Our Articles of Association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders for any act done by him or her by virtue of being an office holder, in respect of any of the following:

•	a breach of duty of care towards us or any other person;

•	a breach of fiduciary obligations towards us, provided that the office holder acted in good faith and had reasonable grounds to assume that his or her act would not be to our detriment;

•	a financial liability imposed on him or her in favor of another person; or

•	any other event for which insurance of an office holder is or may be permitted.

Indemnification of Office Holders

Our Articles of Association provide that we may indemnify an office holder for the following cases of liability and expenses incurred by him or her as a result of an act done by him or her by virtue of being an office holder:

•
financial liability imposed upon said office holder in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law;

•	reasonable expenses of the proceedings, including lawyers’ fees, expended by the office holder or imposed on him by the court for:

(1)	proceedings issued against him by or on behalf of our company or by a third party;

(2)	criminal proceedings in which the office holder was acquitted;

(3)	criminal proceedings in which he was convicted in an offense, which did not require proof of criminal intent; or

(4)	any other liability or expense for which the indemnification of an officer holder is not precluded by law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders. In addition, we have granted indemnification letters to our office holders.

Limitations on Exculpation, Insurance and Indemnification

The Companies Law provides that a company may not exculpate or indemnify an office holder, or enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

•
a breach by the office holder of his or her duty of loyalty towards the company unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;

•	any act or omission done with the intent to derive an illegal personal benefit; or

•	any fine levied against the office holder.

Required Approvals

In addition, under the Companies Law, any exculpation of, indemnification of, or procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, if the beneficiary is a director, an additional approval by our shareholders is required.

Item 9. Exhibits

Exhibit	Description
3.1
Memorandum of Association of the Company (filed as Exhibit 1.1 to the Company’s Registration Statement on Form F-1 (File No. 333-189910), filed with the SEC on July 3, 2013, and incorporated herein by reference).

3.2	Amended Articles of Association of the Company (filed as Exhibit 1.2 to the Company's Annual Report on Form 20-F, filed with the SEC on April 28, 2025, and incorporated herein by reference).
4.1
Form of Stock Certificate representing ordinary shares (filed as Exhibit 2.1 to the Company’s Registration Statement on Form F-1 (File No. 333-189810), filed with the SEC on July 3, 2013, and incorporated herein by reference).

4.2	Form of Warrant, dated March 31, 2023 (filed as Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the SEC on March 31, 2023, and incorporated herein by reference).
4.3
Form of Warrant, dated August 3, 2023 (filed as Exhibit 4.4 to the Company’s Registration Statement on Form F-1 (File No. 333-273291), filed with the SEC on August 1, 2023, and incorporated herein by reference).

4.4	Form of Warrant, dated November 15, 2023 (filed as Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the SEC on November 15, 2023, and incorporated herein by reference).
4.5	Form of Warrant, dated January 19, 2024 (filed as Exhibit 4.1 to the Company’s Report on Form 6-K, filed with the SEC on January 22, 2024, and incorporated herein by reference).
4.6	Form of Warrant, dated April 16, 2024 (filed as Exhibit 4.1 to the Company’s Report on Form 6-K, filed with the SEC on April 16, 2024, and incorporated herein by reference).
4.7	Form of Warrant, dated April 19, 2024 (filed as Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the SEC on April 19, 2024, and incorporated herein by reference).
4.8
Letter Agreement, dated February 19, 2025, between the Company and the holder of the Original Warrants identified on the signature page thereto (filed as Exhibit 4.1 to the Company's Report on Form 6-K, filed with the SEC on February 19, 2025, and incorporated herein by reference).

4.9	Form of Warrant, dated March 10, 2025 (filed as Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the SEC on February 19, 2025, and incorporated herein by reference).
5.1*	Opinion of S. Friedman, Abramson & Co, Israeli legal counsel to the registrant, re legality (including consent)
10.1£	The SuperCom Ltd. 2003 Israeli Share Option Plan (filed as Exhibit 4.2(a) to the Company’s Annual Report on Form 20-F, filed with the SEC on May 9, 2012, and incorporated herein by reference).
10.2£	The SuperCom Ltd. 2007 U.S. Stock Option Plan (filed as Exhibit 4.2(b) to the Company’s Annual Report on Form 20-F, filed with the SEC on May 9, 2012, and incorporated herein by reference).
10.3
Form of Indemnification Letter (Statement of Exemption and Indemnification) (filed as Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (File No. 333-189810), filed with the SEC on July 3, 2013, and incorporated herein by reference).

10.4†
Credit Agreement, dated September 6, 2018, among SuperCom Inc., SuperCom Ltd., SuperCom IP LLC and DBFIPSCL LLC (filed as Exhibit 4.6 to the Company’s Annual Report on Form 20-F, filed with the SEC on December 4, 2019, and incorporated herein by reference).

10.5
Form of Securities Purchase Agreement, dated April 18, 2024, between the Company and the purchaser identified on the signature pages thereto (filed as Exhibit 10.1 to the Company’s Report on Form 6-K, filed with the SEC on April 19, 2024, and incorporated herein by reference).

10.6
Form of Securities Purchase Agreement, dated January 30, 2025, between the Company and the purchasers identified on the signature pages thereto (filed as Exhibit 10.1 to the Company's Report on Form 6-K, filed with the SEC on January 31, 2025, and incorporated herein by reference).

23.1*	Consent of Yarel + Partners, independent registered public accounting firm.
23.2*	Consent of S. Freidman &Co, Israeli legal counsel to the registrant (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement)
107*	Filing Fee Table.

___________________________

*	Filed herewith.
£	Management contract or compensatory plan or arrangement.
†
Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10). Such omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and:

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

           (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on May 9, 2025.

SUPERCOM LTD.

By: /s/ Ordan Trabelsi
Name: Ordan Trabelsi
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Ordan Trabelsi or Arie Trabelsi, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title	Date

/s/ Ordan Trabelsi	President and Chief Executive	May 9, 2025
Ordan Trabelsi	Officer (Principal Executive Officer)

/s/ Arie Trabelsi	Acting Chief Financial Officer and Director (Acting Principal Financial and Accounting Officer)	May 9, 2025
Arie Trabelsi

/s/ Oren Raoul De Lange	Director	May 9, 2025
Oren Raoul De Lange

/s/ Shoshana Cohen Shapira	Director	May 9, 2025
Shoshana Cohen Shapira

/s/ Tal Naftali Shmuel	Director	May 9, 2025
Tal Naftali Shmuel

Signature of Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 9th day of May, 2025.

SUPERCOM INC.
Authorized U.S. Representative

By: /s/ Ordan Trabelsi
Ordan Trabelsi